<u>**Addendum to Exhibit C**</u>

Indicative Australia and New Zealand Pricing Model

Subject to change on written agreement between the Parties.

Cloud Only Model		
Provider	**Minimum Price**	**Estimated Price**
G Medical	$6	
Distributor (HSS)	$4	
Reseller		$4
Physician/Healthcare provider		$5
	Total Estimated Customer Price	$19

Upgrade to 24 Hr response centre		
Provider	**Minimum Price**	**Estimate Price**
G Medical	$6	
Distributor (HSS)	$5	
Reseller		$3
Physician/Healthcare provider		$5
Monitoring Service Provider		$12
	Total Estimated Customer Price	$31

Acknowledged:

G Medical Innovations Holdings Ltd

By:______________________

Name: Brendan de Kauwe

Title: Director

Date: 20 July 2020

Distributor (HSS)

By:______________________

Name:______________________

Title:______________________

Date:______________________